EXHIBIT 23.1(a)

                             JULITO F. LONGKINES
                         Certified Public Accountant
                      3160 Steeles Avenue East, Suite 300
                           Markham, Ontario L3R 3Y2
                           Telephone - 905-475-2222


                    CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT

As independent certified accountants, we hereby consent to the incorporation by reference in this registration statement of our reports for the year ending December 31, 2002 of Incitations, Inc., now know as Osprey Gold Corp., and to all references to our Firm included in this registration statement.



April 7, 2004              /s/ Julito F. Longkines
                          ---------------------------
			   JULITO F. LONGKINES
			  Certified Public Accountant